Exhibit 99.1

Contact: Mark E. Secor
Chief Financial Officer
Phone: (219) 873-2611
Fax: (219) 874-9280
Date: July 23, 2015

FOR IMMEDIATE RELEASE

Horizon Bancorp Announces its 2015 Second Quarter Earnings

Michigan City, Indiana (NASDAQ GS: HBNC) – Horizon Bancorp today announced its unaudited financial results for the three and six-month periods ended June 30, 2015.

SUMMARY:
•
On July 1, 2015, Horizon closed the acquisition of Peoples Bancorp and its wholly-owned subsidiary, Peoples Federal Savings Bank of DeKalb County, headquartered in Auburn, Indiana. Peoples’ results are not included in Horizon’s June 30, 2015 financial results.

•	Total loans increased 16.2% on an annualized basis during the second quarter of 2015.
•	Commercial loans increased 8.2% on an annualized basis during the second quarter of 2015.
•	Second quarter 2015 net income was $4.7 million or $.49 diluted earnings per share.
•	Excluding merger expenses, net income for the second quarter of 2015 was $5.2 million or $.53 diluted earnings per share.
•	Pre-tax, pre-provision income for the second quarter of 2015 was $8.4 million, an increase of 19.7% compared to the same period of 2014 and 6.4% compared to the previous quarter.
•	Net income for the first six months of 2015 increased 23.1% compared to the same period of 2014 to $10.1 million or $1.04 diluted earnings per share.
•
Excluding merger expenses, gain on sale of investment securities and the death benefit on bank owned life insurance, net income for the first six months of 2015 was $10.4 million or $1.08 diluted earnings per share.

•	Pre-tax, pre-provision income for the first six months of 2015 was $16.3 million, an increase of 44.1% compared to the first six months of 2014.
•	Net interest income for the first six months of 2015 increased 15.6% or $4.7 million compared to the same period in 2014.
•
The net interest margin, excluding the impact of acquisitions (“core net interest margin”), increased 4 basis points from the linked quarter and 5 basis points in the first six months of 2015 compared to the same period of 2014.

•	Non-interest income for the first six months of 2015 increased 17.3% or $2.1 million compared to the same period in 2014.
•	Horizon’s tangible book value per share rose to $17.06 at June 30, 2015, compared to $16.26 at December 31, 2014 and $15.47 at June 30, 2014.

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Pg. 2 cont. Horizon Bancorp Announces 2015 Second Quarter Earnings

Craig Dwight, Chairman and CEO, commented: “Horizon’s 2015 second quarter and year-to-date results showed our continued ability to generate organic growth and solid returns across all four revenue streams - retail banking, business banking, mortgage banking and wealth management.  Previous investments in people, resources and market expansion, coupled with our strategic partnership through the Peoples Bancorp acquisition, has created a strong foundation to continue our successful growth story in the future.”

Mr. Dwight continued, “Horizon’s net income of $4.7 million for the second quarter of 2015 was down from $5.4 million in the previous quarter and $4.8 million in the same period of 2014.  An increase in the provision for loan losses due to a $1.3 million commercial loan charge-off was the primary reason for this decline.  However, pre-tax, pre-provision income for the second quarter of 2015 increased 19.7% from the same period in 2014 and 6.4% from the previous quarter.  This increase in pre-tax, pre-provision income demonstrates the earnings power garnered from our organic and strategic growth strategy.”

Non-GAAP Reconciliation of Net Income and Diluted Earnings per Share
(Dollar in Thousands Except per Share Data, Unaudited)

	Three Months Ended		Six Months Ended
	June 30		June 30
Non-GAAP Reconciliation of Net Income	2015	2014	2015	2014
Net income as reported	$4,728	$4,778	$10,086	$8,195
Merger expenses	570	900	716	1,211
Tax effect	(132)	(315)	(183)	(424)
Net income excluding merger expenses	5,166	5,363	10,619	8,982

Gain on sale of investment securities	-	-	(124)	-
Tax effect	-	-	43	-
Net income excluding gain on sale of investment securities	5,166	5,363	10,538	8,982

Death benefit on bank owned life insurance ("BOLI")	-	-	(145)	-
Tax effect	-	-	51	-
Net income excluding death benefit on BOLI	5,166	5,363	10,444	8,982

Acquisition-related purchase accounting adjustments ("PAUs")	(797)	(1,199)	(1,880)	(1,588)
Tax effect	279	420	658	556
Net income excluding PAUs	$4,648	$4,584	$9,222	$7,950

Non-GAAP Reconciliation of Diluted Earnings per Share
Diluted earnings per share as reported	$0.49	$0.50	$1.04	$0.88
Merger expenses	0.06	0.09	0.07	0.13
Tax effect	(0.01)	(0.03)	(0.02)	(0.05)
Diluted earnings per share excluding merger expenses	0.53	0.56	1.10	0.96

Gain on sale of investment securities	-	-	(0.01)	-
Tax effect	-	-	0.00	-
Net income excluding gain on sale of investment securities	0.53	0.56	1.09	0.96

Death benefit on BOLI	-	-	(0.02)	-
Tax effect	-	-	0.01	-
Net income excluding death benefit on BOLI	0.53	0.56	1.08	0.96

Acquisition-related PAUs	(0.08)	(0.13)	(0.20)	(0.17)
Tax effect	0.03	0.04	0.07	0.06
Diluted earnings per share excluding PAUs	$0.48	$0.48	$0.95	$0.85

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Pg. 3 cont. Horizon Bancorp Announces 2015 Second Quarter Earnings

Non-GAAP Reconciliation of Pre-tax, Pre-Provision Income
(Dollar in Thousands, Unaudited)

	Three Months Ended			Six Months Ended
	June 30	March 31	June 30	June 30
	2015	2015	2014	2015	2014
Net income as reported	$4,728	$5,358	$4,778	$10,086	$8,195
Income tax expense	1,752	1,912	1,890	3,664	2,753
Provision for loan losses	1,906	614	339	2,520	339
Pre-tax, pre-provision income	$8,386	$7,884	$7,007	$16,270	$11,287

Loan Growth by Type
Three Months Ended June 30, 2015
(Dollars in Thousands, Unaudited)
					Annualized
	June 30	March 31	Amount	Percent	Percent
	2015	2015	Change	Change	Change
Commercial loans	$709,946	$695,736	$14,210	2.0%	8.2%
Residential mortgage loans	277,407	260,390	17,017	6.5%	26.2%
Consumer loans	336,006	326,334	9,672	3.0%	11.9%
Held for sale loans	7,677	6,229	1,448	23.2%	93.2%
Subtotal	1,331,036	1,288,689	42,347	3.3%	13.2%
Mortgage warehouse loans	195,924	178,899	17,025	9.5%	38.2%
Total loans	$1,526,960	$1,467,588	$59,372	4.0%	16.2%

Loan Growth by Type
Six Months Ended June 30, 2015
(Dollars in Thousands)
					Annualized
	June 30	December 31	Amount	Percent	Percent
	2015	2014	Change	Change	Change
	(Unaudited)
Commercial loans	$709,946	$674,314	$35,632	5.3%	10.7%
Residential mortgage loans	277,407	254,625	22,782	8.9%	18.0%
Consumer loans	336,006	320,459	15,547	4.9%	9.8%
Held for sale loans	7,677	6,143	1,534	25.0%	50.4%
Subtotal	1,331,036	1,255,541	75,495	6.0%	12.1%
Mortgage warehouse loans	195,924	129,156	66,768	51.7%	104.2%
Total loans	$1,526,960	$1,384,697	$142,263	10.3%	20.7%

“Once again, our continued loan growth in the second quarter was critical in combatting persistent margin pressure,” Mr. Dwight commented.  “Horizon’s core net interest margin, excluding income from acquisition-related purchase accounting adjustments, increased 4 basis points from the linked quarter and 5 basis points in the first six months of 2015 compared to the same period of 2014.”

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Pg. 4 cont. Horizon Bancorp Announces 2015 Second Quarter Earnings

Non-GAAP Reconciliation of Net Interest Margin
(Dollar Amounts in Thousands, Unaudited)
	Three Months Ended			Six Months Ended
	June 30	March 31	June 30	June 30
Net Interest Margin As Reported	2015	2015	2014	2015	2014
Net interest income	$17,850	$16,886	$16,788	$34,736	$30,060
Average interest-earning assets	2,008,191	1,899,870	1,832,576	1,954,287	1,715,939
Net interest income as a percent of average interest-
earning assets ("Net Interest Margin")	3.67%	3.70%	3.78%	3.68%	3.62%

Impact of Acquisitions
Interest income from acquisition-related PAUs	$(797)	$(1,083)	$(1,199)	$(1,880)	$(1,588)

Excluding Impact of Acquisitions
Net interest income	$17,053	$15,803	$15,589	$32,856	$28,472
Average interest-earning assets	2,008,191	1,899,870	1,832,576	1,954,287	1,715,939
Core Net Interest Margin	3.51%	3.47%	3.51%	3.49%	3.44%

With respect to the increase in the provision for loan losses for the three and six-month periods ending June 30, 2015 compared to the same periods of the previous year, Mr. Dwight stated, “This increase reflects loan growth as well as a $1.3 million commercial loan charge-off during the second quarter related to a legacy workout credit which recently became impaired.  Non-performing loans increased $609,000 compared to December 31, 2014; however, non-performing loans to total loans was down 11 basis points to 1.51% as of June 30, 2015.  The increase in non-performing loans reflects our continued loan growth as credit conditions remain stable across the portfolio.”

Horizon’s loan loss reserve ratio, excluding loans with credit-related purchase accounting adjustments, was 1.15% as of June 30, 2015.

Allowance for Loan and Lease Loss Detail
As of June 30, 2015
(Dollars in Thousands, Unaudited)

	Horizon
	Legacy		Heartland	Summit	Total
Pre-discount loan balance	$1,403,809		$31,777	$88,908	$1,524,494

Allowance for loan losses (ALLL)	16,138		276	7	16,421
Loan discount	N/A		1,903	3,308	5,211
ALLL+loan discount	16,138		2,179	3,315	21,632

Loans, net	$1,387,671		$29,598	$85,593	$1,502,862

ALLL/ pre-discount loan balance	1.15%		0.87%	0.01%	1.08%
Loan discount/ pre-discount loan balance	N/	A	5.99%	3.72%	0.34%
ALLL+loan discount/ pre-discount loan balance	1.15%		6.86%	3.73%	1.42%

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Pg. 5 cont. Horizon Bancorp Announces 2015 Second Quarter Earnings

On July 1, 2015, Horizon completed its acquisition of Peoples Bancorp and its wholly-owned subsidiary, Peoples Federal Savings Bank of DeKalb County (collectively, “Peoples”).  Dwight noted, “Peoples fits well into Horizon’s strategic plan to expand in the states of Indiana and Michigan by expanding our footprint further into northeast Indiana and southwest Michigan.  The integration process is well under way, and we are thrilled to have this talented and dedicated group of individuals join our growing organization.  We look forward to bringing the Peoples’ customer base an expanded product and service suite with a continued focus on community banking and participation.”

Income Statement Highlights

Net income for the second quarter of 2015 was $4.7 million or $.49 diluted earnings per share compared to $4.8 million or $.50 diluted earnings per share in the second quarter of 2014.  The decrease in net income and earnings per share from the previous year reflects an increase in the provision for loan losses of $1.6 million primarily due to one commercial loan charge-off of $1.3 million, and an increase in non-interest expenses of $242,000 primarily due to an increase in salaries and employee benefits, professional fees and loan expense.  Excluding acquisition-related expenses and purchase accounting adjustments, net income for the second quarter of 2015 was $4.6 million or $.48 diluted earnings per share compared to $4.6 million or $.48 diluted earnings per share in the second quarter of 2014.

Net income for the six months ended June 30, 2015 was $10.1 million or $1.04 diluted earnings per share compared to $8.2 million or $.88 diluted earnings per share for the six months ended June 30, 2014.  The increase in net income from the previous year reflects an increase in net interest income of $4.7 million or 15.6% and an increase in non-interest income of $2.1 million or 17.3%, partially offset by an increase in provision for loan losses of $2.2 million, an increase in non-interest expenses of $1.8 million and an increase in income tax expense of $911,000.  Excluding acquisition-related expenses and purchase accounting adjustments, gain on sale of investment securities and the death benefit on bank owned life insurance, net income for the first six months of 2015 was $9.2 million or $.95 diluted earnings per share compared to $8.0 million or $.85 diluted earnings per share in the same period of 2014.

Horizon’s net interest margin was 3.67% during the second quarter of 2015, down from 3.70% for the prior quarter and 3.78% for same period of 2014.  The decrease in net interest margin compared to the prior quarter and the same period of 2014 was due to lower yields on new loans and re-pricing earning assets and a decrease in interest income from acquisition-related purchase accounting adjustments.  Excluding purchase accounting adjustments related to the 2012 Heartland Bancshares, Inc. and the 2014 SCB Bancorp, Inc. acquisitions, the margin would have been 3.51% for the second quarter of 2015 compared to 3.47% for the prior quarter and 3.51% for the same period of 2014.  Interest income from acquisition-related purchase accounting adjustments was $797,000, $1.1 million, and $1.2 million for the three months ended June 30, 2015, March 31, 2015 and June 30, 2014, respectively.

Horizon’s net interest margin was 3.68% for the six months ending June 30, 2015, up from 3.62% for same period of 2014.  Excluding interest income from acquisition-related purchase accounting

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Pg. 6 cont. Horizon Bancorp Announces 2015 Second Quarter Earnings adjustments, the margin would have been 3.49% for the six months ending June 30, 2015 compared to 3.44% for same period of 2014. Interest income from acquisition-related purchase accounting adjustments was $1.9 million and $1.6 million for the six months ended June 30, 2015 and June 30, 2014, respectively.

Residential mortgage lending activity during the second quarter of 2015 generated $2.6 million in income from the gain on sale of mortgage loans, an increase of $105,000 from the same period of 2014.  Total origination volume in the second quarter of 2015, including loans placed into portfolio, totaled $114.4 million, representing an increase of 38.8% from the same period of 2014 of $82.4 million.  Purchase money mortgage originations during the second quarter of 2015 represented 71.8% of total originations compared to 50.2% of originations during the previous quarter and 77.5% during the second quarter of 2014.

Lending Activity

Total loans increased $142.3 million from $1.4 billion as of December 31, 2014 to $1.5 billion as of June 30, 2015 as mortgage warehouse loans increased by $66.8 million, residential mortgage loans increased by $22.8 million and consumer loans increased by $15.5 million.  Commercial loans increased $35.6 million or 10.7% on an annualized basis from $674.3 million at December 31, 2014 to $709.9 million at June 30, 2015.

Total loan balances in the Kalamazoo and Indianapolis markets continued to grow during the second quarter of 2015 to $154.4 million and $145.4 million, respectively, as of June 30, 2015. Kalamazoo’s aggregate loan balances increased $8.6 million or 5.9%, and Indianapolis’ aggregate loan balances increased $12.6 million or 9.4%. Combined, these markets contributed $21.2 million in loan growth during the second quarter of 2015 or 7.6%.

The provision for loan losses was $1.9 million for the second quarter and $2.5 million for the first six months of 2015, which was $1.6 million and $2.2 million higher than the provision for the second quarter and first six months of 2014, respectively.  The higher provision for loan losses in the second quarter and for the first six months of 2015 compared to the same periods of 2014 was due to the charge-off of one commercial credit of $1.3 million as well as continued loan growth.  The $1.3 million commercial charge-off was a legacy workout loan that was recently determined to be impaired due to the borrower’s inability to make payments and a decrease in collateral value.

The ratio of the allowance for loan losses to total loans decreased to 1.08% as of June 30, 2015 from 1.19% as of December 31, 2014 due to an increase in total loans and a decrease in the allowance for loan losses from $16.5 million as of December 31, 2014 to $16.4 million as of June 30, 2015.  The ratio of the allowance for loan losses to total loans, excluding loans with credit-related purchase accounting adjustments, was 1.15% as of June 30, 2015.

Non-performing loans totaled $23.1 million as of June 30, 2015 and $22.4 million as of December 31, 2014.  Compared to December 31, 2014, non-performing commercial loans increased by $1.5 million and non-performing real estate and consumer loans decreased by $75,000 and $845,000, respectively.  As a percentage of total loans, non-performing loans were 1.51% at June 30, 2015, down 11 basis points from 1.62% at December 31, 2014.

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Pg. 7 cont. Horizon Bancorp Announces 2015 Second Quarter Earnings

Expense Management

Total non-interest expense was $242,000 higher in the second quarter of 2015 compared to the same period of 2014.  The increase was primarily due to an increase in salaries and employee benefits, professional fees and loan expense related to overall company growth.

Total non-interest expense was $1.8 million higher in the first six months of 2015 compared to the same period of 2014.  The increase in non-interest expense was primarily related to an increase in salaries and employee benefits costs of $1.1 million and net occupancy expenses of $142,000 due to overall company growth as well as the Summit acquisition.  The increase was also due to an increase in professional fees, loan expense, FDIC insurance expense and other expense due to overall company growth.  The increase was partially offset by a decrease in outside services and consultants of $415,000 due to the expense associated with the Summit acquisition in the second quarter of 2014.

Use of Non-GAAP Financial Measures

Certain information set forth in this press release refers to financial measures determined by methods other than in accordance with GAAP.  Specifically, we have included non-GAAP financial measures of the net interest margin and the allowance for loan and lease losses excluding the impact of acquisition-related purchase accounting adjustments and net income and diluted earnings per share excluding the impact of one-time costs related to acquisitions, acquisition-related purchase accounting adjustments and other events that are considered to be non-recurring.  Horizon believes that these non-GAAP financial measures are helpful to investors and provide a greater understanding of our business without giving effect to the purchase accounting impacts and one-time costs of acquisitions and non-core items, although these measures are not necessarily comparable to similar measures that may be presented by other companies and should not be considered in isolation or as a substitute for the related GAAP measure.

About Horizon

Horizon Bancorp is a locally owned, independent, commercial bank holding company serving Northern and Central Indiana and Southwest and Central Michigan through its commercial banking subsidiary Horizon Bank, NA.  Horizon also offers mortgage-banking services throughout the Midwest. Horizon Bancorp may be reached online at www.horizonbank.com.  Its common stock is traded on the NASDAQ Global Select Market under the symbol HBNC.

Forward Looking Statements

This press release may contain forward-looking statements regarding the financial performance, business prospects, growth and operating strategies of Horizon.  For these statements, Horizon claims the protections of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995.  Statements in this press release should be considered in

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Pg. 8 cont. Horizon Bancorp Announces 2015 Second Quarter Earnings conjunction with the other information available about Horizon, including the information in the filings we make with the Securities and Exchange Commission.  Forward-looking statements provide current expectations or forecasts of future events and are not guarantees of future performance.  The forward-looking statements are based on management’s expectations and are subject to a number of risks and uncertainties.  We have tried, wherever possible, to identify such statements by using words such as “anticipate,” “estimate,” “project,” “intend,” “plan,” “believe,” “will” and similar expressions in connection with any discussion of future operating or financial performance.  Although management believes that the expectations reflected in such forward-looking statements are reasonable, actual results may differ materially from those expressed or implied in such statements.  Risks and uncertainties that could cause actual results to differ materially include risk factors relating to the banking industry and the other factors detailed from time to time in Horizon’s reports filed with the Securities and Exchange Commission, including those described in its Form 10-K.  Undue reliance should not be placed on the forward-looking statements, which speak only as of the date hereof. Horizon does not undertake, and specifically disclaims any obligation, to publicly release the result of any revisions that may be made to update any forward-looking statement to reflect the events or circumstances after the date on which the forward-looking statement is made, or reflect the occurrence of unanticipated events, except to the extent required by law.

Contact:	Horizon Bancorp
Mark E. Secor
Chief Financial Officer
(219) 873-2611
Fax: (219) 874-9280

#  #  #

HORIZON BANCORP
Financial Highlights
(Dollars in thousands except share and per share data and ratios, Unaudited)

	June 30	March 31	December 31	September 30	June 30
	2015	2015	2014	2014	2014
Balance sheet:
Total assets	$2,219,307	$2,153,965	$2,076,922	$2,037,045	$2,073,251
Investment securities	493,631	495,315	489,531	495,941	537,618
Commercial loans	709,946	695,736	674,314	677,349	648,202
Mortgage warehouse loans	195,924	178,899	129,156	105,133	140,896
Residential mortgage loans	277,407	260,390	254,625	251,739	235,523
Consumer loans	336,006	326,334	320,459	308,800	296,873
Earning assets	2,031,671	1,974,251	1,885,576	1,860,041	1,882,724
Non-interest bearing deposit accounts	307,215	285,181	267,667	278,527	270,023
Interest bearing transaction accounts	983,912	905,216	930,582	881,299	919,024
Time deposits	293,596	274,699	284,070	289,837	310,056
Borrowings	385,236	440,415	351,198	350,113	340,201
Subordinated debentures	32,719	32,680	32,642	32,603	32,564
Common stockholders' equity	189,631	186,991	181,914	177,280	174,836
Total stockholders’ equity	202,131	199,491	194,414	189,780	187,336

Income statement:	Three months ended
Net interest income	$17,850	$16,886	$16,523	$16,400	$16,788
Provision for loan losses	1,906	614	978	1,741	339
Non-interest income	7,186	7,066	6,738	7,390	6,627
Non-interest expenses	16,650	16,068	15,671	15,353	16,408
Income tax expense	1,752	1,912	1,664	1,738	1,890
Net income	4,728	5,358	4,948	4,958	4,778
Preferred stock dividend	(31)	(31)	(31)	(40)	(32)
Net income available to common shareholders	$4,697	$5,327	$4,917	$4,918	$4,746

Per share data:
Basic earnings per share	$0.51	$0.58	$0.53	$0.53	$0.52
Diluted earnings per share	0.49	0.55	0.51	0.51	0.50
Cash dividends declared per common share	0.14	0.14	0.14	0.13	0.13
Book value per common share	20.49	20.25	19.75	19.25	19.00
Tangible book value per common share	17.06	16.80	16.26	15.75	15.47
Market value - high	26.03	25.86	26.73	23.67	22.58
Market value - low	$22.85	$22.38	$22.83	$20.65	$19.57
Weighted average shares outstanding - Basic	9,240,005	9,216,011	9,212,156	9,208,707	9,182,986
Weighted average shares outstanding - Diluted	9,637,586	9,609,506	9,628,240	9,588,332	9,560,939

Key ratios:
Return on average assets	0.87%	1.05%	0.96%	0.96%	0.97%
Return on average common stockholders' equity	9.88	11.66	10.72	10.95	11.82
Net interest margin	3.67	3.70	3.64	3.59	3.78
Loan loss reserve to total loans	1.08	1.13	1.19	1.20	1.18
Non-performing loans to loans	1.51	1.52	1.62	1.47	1.41
Average equity to average assets	9.32	9.56	9.56	9.33	8.79
Bank only capital ratios:
Tier 1 capital to average assets	8.18	8.75	8.80	8.63	8.78
Tier 1 capital to risk weighted assets	11.04	11.47	11.96	12.13	11.47
Total capital to risk weighted assets	12.08	12.54	13.08	13.26	12.53

Loan data:
Substandard loans	$28,220	$27,355	$27,661	$35,023	$35,495
30 to 89 days delinquent	3,326	3,945	5,082	3,310	3,671

90 days and greater delinquent - accruing interest	$207	$19	$115	$62	$42
Trouble debt restructures - accruing interest	3,271	4,368	4,372	5,838	5,614
Trouble debt restructures - non-accrual	4,523	4,711	2,643	3,061	3,178
Non-accrual loans	15,050	13,282	15,312	10,828	9,844
Total non-performing loans	$23,051	$22,380	$22,442	$19,789	$18,678

HORIZON BANCORP
Financial Highlights
(Dollars in thousands except share and per share data and ratios, Unaudited)

	June 30	June 30
	2015	2014
Balance sheet:
Total assets	$2,219,307	$2,073,251
Investment securities	493,631	537,618
Commercial loans	709,946	648,202
Mortgage warehouse loans	195,924	140,896
Residential mortgage loans	277,407	235,523
Consumer loans	336,006	296,873
Earning assets	2,031,671	1,882,724
Non-interest bearing deposit accounts	307,215	270,023
Interest bearing transaction accounts	983,912	919,024
Time deposits	293,596	310,056
Borrowings	385,236	340,201
Subordinated debentures	32,719	32,564
Common stockholders' equity	189,631	174,836
Total stockholders’ equity	202,131	187,336

Income statement:	Six Months Ended
Net interest income	$34,736	$30,060
Provision for loan losses	2,520	339
Non-interest income	14,252	12,149
Non-interest expenses	32,718	30,922
Income tax expense	3,664	2,753
Net income	10,086	8,195
Preferred stock dividend	(63)	(63)
Net income available to common shareholders	$10,023	$8,132

Per share data:
Basic earnings per share	$1.09	$0.91
Diluted earnings per share	1.04	0.88
Cash dividends declared per common share	0.28	0.24
Book value per common share	20.49	19.00
Tangible book value per common share	17.06	15.47
Market value - high	26.14	24.91
Market value - low	$22.38	$19.57
Weighted average shares outstanding - Basic	9,228,075	8,908,492
Weighted average shares outstanding - Diluted	9,615,551	9,293,423

Key ratios:
Return on average assets	0.96%	0.89%
Return on average common stockholders' equity	10.73	10.40
Net interest margin	3.68	3.62
Loan loss reserve to total loans	1.08	1.18
Non-performing loans to loans	1.51	1.41
Average equity to average assets	9.45	9.20
Bank only capital ratios:
Tier 1 capital to average assets	8.18	8.82
Tier 1 capital to risk weighted assets	11.04	11.48
Total capital to risk weighted assets	12.08	12.54

Loan data:
Substandard loans	$28,220	$35,495
30 to 89 days delinquent	3,326	3,671

90 days and greater delinquent - accruing interest	$207	$42
Trouble debt restructures - accruing interest	3,271	5,614
Trouble debt restructures - non-accrual	4,523	3,178
Non-accrual loans	15,050	9,844
Total non-performing loans	$23,051	$18,678

HORIZON BANCORP

Allocation of the Allowance for Loan and Lease Losses
(Dollars in Thousands, Unaudited)

	June 30	March 31	December 31	September 30	June 30
	2015	2015	2014	2014	2014
Commercial	$8,386	$7,876	$7,910	$7,515	$6,958
Real estate	3,044	3,281	2,508	3,304	2,367
Mortgage warehousing	1,319	1,272	1,132	1,300	1,559
Consumer	3,672	4,205	4,951	4,041	4,776
Total	$16,421	$16,634	$16,501	$16,160	$15,660

Net Charge-offs (Recoveries)
(Dollars in Thousands, Unaudited)

	Three months ended
	June 30	March 31	December 31	September 30	June 30
	2015	2015	2014	2014	2014
Commercial	$1,584	$(11)	$199	$1,006	$185
Real estate	160	20	101	19	169
Mortgage warehousing	-	-	-	-	-
Consumer	375	472	336	217	426
Total	$2,119	$481	$636	$1,242	$780

Total Non-performing Loans
(Dollars in Thousands, Unaudited)

	June 30	March 31	December 31	September 30	June 30
	2015	2015	2014	2014	2014
Commercial	$13,384	$11,540	$11,855	$9,323	$8,243
Real estate	5,819	6,062	5,894	6,312	6,672
Mortgage warehousing	-	-	-	-	-
Consumer	3,848	4,778	4,693	4,154	3,763
Total	$23,051	$22,380	$22,442	$19,789	$18,678

Other Real Estate Owned and Repossessed Assets
(Dollars in Thousands, Unaudited)

	June 30	March 31	December 31	September 30	June 30
	2015	2015	2014	2014	2014
Commercial	$376	$307	$411	$376	$452
Real estate	58	219	636	875	752
Mortgage warehousing	-	-	-	-	-
Consumer	37	223	154	3	23
Total	$471	$749	$1,201	$1,254	$1,227

HORIZON BANCORP AND SUBSIDIARIES
Average Balance Sheets
(Dollar Amounts in Thousands, Unaudited)

	Three Months Ended			Three Months Ended
	June 30, 2015			June 30, 2014
	Average		Average	Average		Average
	Balance	Interest	Rate	Balance	Interest	Rate

ASSETS
Interest-earning assets
Federal funds sold	$3,597	$2	0.22%	$9,062	$5	0.22%
Interest-earning deposits	8,608	5	0.23%	7,987	4	0.20%
Investment securities - taxable	363,919	2,060	2.27%	403,910	2,386	2.37%
Investment securities - non-taxable (1)	141,784	1,079	4.24%	145,591	1,096	4.25%
Loans receivable (2)(3)	1,490,283	17,981	4.87%	1,266,026	16,631	5.27%
Total interest-earning assets (1)	2,008,191	21,127	4.33%	1,832,576	20,122	4.51%

Non-interest-earning assets
Cash and due from banks	31,783			28,106
Allowance for loan losses	(16,756)			(15,808)
Other assets	157,795			129,608

	$2,181,013			$1,974,482

LIABILITIES AND SHAREHOLDERS' EQUITY
Interest-bearing liabilities
Interest-bearing deposits	$1,255,123	$1,237	0.40%	$1,229,025	$1,355	0.44%
Borrowings	381,782	1,539	1.62%	273,968	1,478	2.16%
Subordinated debentures	32,699	501	6.15%	32,541	501	6.18%
Total interest-bearing liabilities	1,669,604	3,277	0.79%	1,535,534	3,334	0.87%

Non-interest-bearing liabilities
Demand deposits	294,425			253,093
Accrued interest payable and other liabilities	13,770			12,245
Shareholders' equity	203,214			173,610

	$2,181,013			$1,974,482

Net interest income/spread		$17,850	3.54%		$16,788	3.63%

Net interest income as a percent of average interest earning assets (1)			3.67%			3.78%

(1)
Securities balances represent daily average balances for the fair value of securities. The average rate is calculated based on the daily average balance for the amortized cost of securities.  The average rate is presented on a tax equivalent basis.

(2)	Includes fees on loans. The inclusion of loan fees does not have a material effect on the average interest rate.
(3)	Non-accruing loans for the purpose of the computations above are included in the daily average loan amounts outstanding. Loan totals are shown net of unearned income and deferred loan fees.

HORIZON BANCORP AND SUBSIDIARIES
Average Balance Sheets
(Dollar Amounts in Thousands, Unaudited)

	Six Months Ended			Six Months Ended
	June 30, 2015			June 30, 2014
	Average		Average	Average		Average
	Balance	Interest	Rate	Balance	Interest	Rate
ASSETS
Interest-earning assets
Federal funds sold	$4,198	$11	0.53%	$7,842	$9	0.23%
Interest-earning deposits	9,684	10	0.21%	6,855	7	0.21%
Investment securities - taxable	362,250	4,200	2.34%	395,406	4,769	2.43%
Investment securities - non-taxable (1)	141,269	2,156	4.27%	146,709	2,219	4.07%
Loans receivable (2)(3)	1,436,886	34,843	4.90%	1,159,127	29,585	5.15%
Total interest-earning assets (1)	1,954,287	41,220	4.35%	1,715,939	36,589	4.39%

Non-interest-earning assets
Cash and due from banks	30,396			26,507
Allowance for loan losses	(16,623)			(15,987)
Other assets	157,669			133,408

	$2,125,729			$1,859,867

LIABILITIES AND SHAREHOLDERS' EQUITY
Interest-bearing liabilities
Interest-bearing deposits	$1,235,601	$2,469	0.40%	$1,154,682	$2,632	0.46%
Borrowings	359,436	3,018	1.69%	250,761	2,900	2.33%
Subordinated debentures	32,678	997	6.15%	32,522	997	6.18%
Total interest-bearing liabilities	1,627,715	6,484	0.80%	1,437,965	6,529	0.92%

Non-interest-bearing liabilities
Demand deposits	282,796			238,579
Accrued interest payable and other liabilities	14,374			12,191
Shareholders' equity	200,844			171,132

	$2,125,729			$1,859,867

Net interest income/spread		$34,736	3.55%		$30,060	3.47%

Net interest income as a percent of average interest earning assets (1)			3.68%			3.62%

(1)
Securities balances represent daily average balances for the fair value of securities. The average rate is calculated based on the daily average balance for the amortized cost of securities.  The average rate is presented on a tax equivalent basis.

(2)	Includes fees on loans. The inclusion of loan fees does not have a material effect on the average interest rate.
(3)	Non-accruing loans for the purpose of the computations above are included in the daily average loan amounts outstanding. Loan totals are shown net of unearned income and deferred loan fees.

HORIZON BANCORP AND SUBSIDIARIES
Condensed Consolidated Balance Sheets
(Dollar Amounts in Thousands)

	June 30	December 31
	2015	2014
	(Unaudited)
Assets
Cash and due from banks	$43,857	$43,476
Investment securities, available for sale	330,970	323,764
Investment securities, held to maturity (fair value of $167,581 and $169,904)	162,661	165,767
Loans held for sale	7,677	6,143
Loans, net of allowance for loan losses of $16,421 and $16,501	1,502,862	1,362,053
Premises and equipment, net	54,778	52,461
Federal Reserve and Federal Home Loan Bank stock	11,080	11,348
Goodwill	28,176	28,176
Other intangible assets	3,531	3,965
Interest receivable	8,823	8,246
Cash value of life insurance	39,897	39,382
Other assets	24,995	32,141
Total assets	$2,219,307	$2,076,922
Liabilities
Deposits
Non-interest bearing	$307,215	$267,667
Interest bearing	1,277,508	1,214,652
Total deposits	1,584,723	1,482,319
Borrowings	385,236	351,198
Subordinated debentures	32,719	32,642
Interest payable	461	497
Other liabilities	14,037	15,852
Total liabilities	2,017,176	1,882,508
Commitments and contingent liabilities
Stockholders’ Equity
Preferred stock, Authorized, 1,000,000 shares
Series B shares $.01 par value, $1,000 liquidation value
Issued 12,500 shares	12,500	12,500
Common stock, no par value
Authorized, 22,500,000 shares
Issued, 9,313,779 and 9,278,916 shares
Outstanding, 9,256,026 and 9,213,036 shares	-	-
Additional paid-in capital	46,622	45,916
Retained earnings	141,889	134,477
Accumulated other comprehensive income	1,120	1,521
Total stockholders’ equity	202,131	194,414
Total liabilities and stockholders’ equity	$2,219,307	$2,076,922

HORIZON BANCORP AND SUBSIDIARIES
Condensed Consolidated Statements of Income
 (Dollar Amounts in Thousands, Except Per Share Data, Unaudited)

	Three Months Ended		Six Months Ended
	June 30		June 30
	2015	2014	2015	2014
Interest Income
Loans receivable	$17,981	$16,631	$34,843	$29,585
Investment securities
Taxable	2,067	2,395	4,221	4,785
Tax exempt	1,079	1,096	2,156	2,219
Total interest income	21,127	20,122	41,220	36,589
Interest Expense
Deposits	1,237	1,355	2,469	2,632
Borrowed funds	1,539	1,478	3,018	2,900
Subordinated debentures	501	501	997	997
Total interest expense	3,277	3,334	6,484	6,529
Net Interest Income	17,850	16,788	34,736	30,060
Provision for loan losses	1,906	339	2,520	339
Net Interest Income after Provision for Loan Losses	15,944	16,449	32,216	29,721
Non-interest Income
Service charges on deposit accounts	1,085	1,038	2,084	1,961
Wire transfer fees	182	145	333	257
Interchange fees	1,366	1,254	2,468	2,213
Fiduciary activities	1,216	1,199	2,513	2,247
Gain on sale of investment securities (includes $0 for the three months ended and and $124 for the six months ended June 30, 2015 and $0 for the three and six months ended June 30, 2014, related to accumulated other comprehensive earnings reclassifications)	-	-	124	-
Gain on sale of mortgage loans	2,642	2,537	5,021	3,948
Mortgage servicing income net of impairment	300	233	479	440
Increase in cash value of bank owned life insurance	257	252	515	485
Death benefit on bank owned life insurance	-	-	145	-
Other income	138	(31)	570	598
Total non-interest income	7,186	6,627	14,252	12,149
Non-interest Expense
Salaries and employee benefits	8,385	8,293	16,889	15,776
Net occupancy expenses	1,375	1,360	2,926	2,784
Data processing	966	937	1,889	1,807
Professional fees	660	419	1,187	1,027
Outside services and consultants	918	1,298	1,544	1,959
Loan expense	1,367	1,272	2,624	2,287
FDIC insurance expense	339	285	676	541
Other losses	150	95	105	133
Other expense	2,490	2,449	4,878	4,608
Total non-interest expense	16,650	16,408	32,718	30,922
Income Before Income Tax	6,480	6,668	13,750	10,948
Income tax expense (includes $0 for the three months ended and $43 for the six months ended June 30, 2015 and $0 for the three and six months ended June 30, 2014, related to income tax expense from reclassification items)	1,752	1,890	3,664	2,753
Net Income	4,728	4,778	10,086	8,195
Preferred stock dividend	(31)	(32)	(63)	(63)
Net Income Available to Common Shareholders	$4,697	$4,746	$10,023	$8,132
Basic Earnings Per Share	$0.51	$0.52	$1.09	$0.91
Diluted Earnings Per Share	0.49	0.50	1.04	0.88